Exhibit 99.1

Calidi Biotherapeutics and First Light

Acquisition Group (FLAG) Announce Merger

Agreement to Create a Publicly Listed, Clinical-Stage

Biotechnology Company Utilizing Stem

Cell-Based Platforms to Revolutionize

Oncolytic Virotherapies

-Total gross proceeds from transaction, before payment of transaction expenses, expected to be up to $82 million assuming no redemptions, combining a possible PIPE financing of up to $40 million and up to $42 million held in First Light trust account

- Cash resources will fund Calidi’s NeuroNova (CLD-101) and SuperNova (CLD-201) development programs into the 1st half of 2025 through multiple clinical milestones

-Calidi’s novel platform addresses a critical obstacle in traditional oncolytic virotherapy, overcoming virus inactivation through allogeneic stem cell delivery mechanism to successfully target a wide range of cancers, including high-grade gliomas and solid tumors

-Business combination expected to be completed in the second quarter of 2023; combined company expected to be listed on the NYSE American under the ticker “CLDI”

LA JOLLA, CALIF. and Reston, VA, January 9, 2023 (GLOBE NEWSWIRE) – Calidi Biotheraputics, Inc. (“Calidi” or the “Company”), a clinical-stage biotechnology company that is pioneering the development of allogeneic cell-based delivery of oncolytic viruses, and First Light Acquisition Corp (“FLAG”) (NYSE American: FLAG), a special purpose acquisition company organized to acquire or merge with one or more businesses, today announced they have entered into a definitive merger agreement to create a public company focused on developing oncolytic viral therapies with stem cell-based delivery platforms to treat a wide range of cancers with significant unmet needs. Upon closing of the transaction, anticipated to occur in the second quarter of 2023, the combined company will be named Calidi Biotherapeutics, Inc. and led by Allan Camaisa, CEO and Chairman of the Board. In addition, the combined company’s common stock intends to list on the NYSE American under the ticker “CLDI.”

Calidi Biotherapeutics is revolutionizing the clinical development of first-in-class allogenic stem cell-based delivery platforms to protect, deliver, and potentiate oncolytic viruses for the treatment of cancer. Calidi’s technology directly addresses a critical obstacle in traditional oncolytic virotherapy, overcoming the oncolytic virus inactivation by a patient’s immune system through an allogeneic stem cell delivery mechanism to successfully target a wide range of cancers, including high-grade gliomas (HGG) and solid tumors. Calidi’s pipeline includes two “off-the-shelf” clinical programs, NeuroNova (CLD-101) and SuperNova (CLD-201), which utilize allogeneic stem cell technologies loaded with either vaccinia virus or adenovirus, being developed in partnership with leading research institutions.

“We are excited to partner with FLAG which we believe will accelerate our ability to bring life-changing therapies to patients, pairing our first-in-class, allogeneic stem cell-based technology with strategic partnering opportunities, to advance our goal of revolutionizing cancer treatment,” said Allan Camaisa, CEO and Chairman of the Board of Calidi Biotherapeutics. “This business combination positions us well as we build upon the momentum generated to date from our NeuroNova and SuperNova platforms, which have the potential to overcome the limitations of first-generation oncolytic virus therapies. Furthermore, the merger will allow us to leverage FLAG’s comprehensive network in both the private and public sectors, capital markets and operational experience, and successful track record addressing missions of U.S. national and global importance. We believe recent legislative progress supporting federal funding for new cancer treatments provides an immediate opportunity to showcase our combined synergy, where our strong backgrounds align with a shared goal of bringing novel therapeutic options to cancer patients in need.”

“We are very pleased to announce this merger with Calidi Biotherapeutics as their differentiated technology shows potential to enable improved quality of care, extend survival, and lower cost of treatment in a market with a high unmet need,” said Tom Vecchiolla, CEO of FLAG. “Our goal is to invest in people and technologies that address the most important priorities and to deliver results with national and global effect. We believe that Calidi’s innovative technology offers a differentiated immuno-oncology solution with a proprietary allogeneic stem cell-based universal delivery system that harnesses the potential of oncolytic viruses to address therapeutic needs in hard-to-treat cancers.”

The transaction includes gross proceeds of up to $42 million in trust with FLAG (assuming no redemptions by existing FLAG shareholders). The parties will attempt to arrange a PIPE Investment from institutional investors of up to $40 million.

Net proceeds from the transaction are expected to provide Calidi with capital into the first half of 2025 to advance its pipeline of therapeutic candidates through multiple clinical milestones, including:

•

NeuroNova (CLD-101): allogeneic neural stem cells loaded with an oncolytic adenovirus for the treatment of HGG. A completed open-label, Phase 1, dose-escalation clinical trial in patients with newly diagnosed high-grade gliomas demonstrated that CLD-101 was well tolerated and showed promising preliminary clinical results of efficacy.

In August 2022, City of Hope received U.S. Food and Drug Administration (FDA) authorization to proceed with another Phase 1 physician-sponsored clinical trial that will use Calidi’s CLD-101 platform in patients with recurrent HGG. The trial will assess the safety and tolerability of administering serial doses of CLD-101 in adult patients with recurrent histologically confirmed HGG (WHO grade III or IV). Secondary endpoints will evaluate treatment efficacy, including progression-free and overall survival as well as any immune response. Interim clinical results are expected in the first half of 2024.

•

SuperNova (CLD-201): allogeneic adipose-derived mesenchymal stem cells (AD-MSC) loaded with tumor-selective CAL1 oncolytic vaccinia virus for the treatment of advanced metastatic solid tumors. A previously conducted physician-sponsored clinical trial using autologous adipose-derived stromal cells demonstrated that CLD-201 was well tolerated and showed early signs of efficacy in 24 patients with advanced solid tumors and two patients with acute myeloid leukemia (AML).

In December 2022, Calidi was awarded $3.1 million from the California Institute for Regenerative Medicine (CIRM) to support the clinical development of CLD-201 through an Investigational New Drug (IND) application, which the company anticipates submitting in the second half of 2023. Additionally, Calidi expects interim results from a CLD-201 Phase 1 trial in the first half of 2024.

•	Proceeds from the transaction are also expected to support expansion of Calidi’s stem cell-based delivery platforms into additional indications

Key Transaction Terms

Upon closing of the business combination (the “Business Combination”), shareholders of Calidi (assuming the conversion of all derivative securities other than unvested options) will be entitled to receive 25,000,000 shares of FLAG common stock, subject to adjustments and after the closing, shareholders of Calidi may be entitled up to 18,000,000 additional shares of FLAG common stock (the “Escalation Shares”) during a five year period with incremental releases of 4,500,000 shares if the trading price of FLAG common stock is $12, $14, $16 and $18 for a period for any 20 days within any 30 consecutive day trading period. Furthermore, holders of FLAG Class A common stock who do not redeem their shares may be entitled to their pro rata portion of up to an additional 2,000,000 shares of FLAG common stock during a five-year period with incremental releases of up to 500,000 shares if the trading price of FLAG common stock is $12, $14, $16 and $18 for a period for any 20 days within any 30 consecutive day trading period. Assuming no redemptions of shares of FLAG by its public shareholders and a possible PIPE Investment from institutional investors of up to $40 million, Calidi expects to have cash and cash equivalents, prior to transaction expenses, of up to $82 million and an anticipated pro forma enterprise valuation of approximately $335 million.

The boards of directors of Calidi and FLAG unanimously approved the proposed transaction, which is anticipated to close in the second quarter of 2023. The closing of the transaction is subject to the approval of FLAG shareholders, regulatory approval, a minimum cash condition of $15 million, after the payment of transaction expenses, and the satisfaction or waiver of certain other customary closing conditions.

A Current Report on Form 8-K, filed by FLAG with the Securities and Exchange Commission (SEC), will provide additional information about the proposed business combination and will be available on the SEC’s website at www.sec.gov. In addition, FLAG intends to file a registration statement on Form S-4 with the SEC, including a proxy statement/prospectus, and will file other documents regarding the proposed transaction with the SEC.

Advisors

Lewis Brisbois Bisgaard & Smith LLP acted as legal counsel to Calidi. Weil, Gotshal & Manges LLP acted as legal counsel to FLAG.

About Calidi Biotherapeutics

Calidi Biotherapeutics is a clinical-stage immuno-oncology company with proprietary technology that is revolutionizing the effective delivery and potentiation of oncolytic viruses for targeted therapy against difficult-to-treat cancers. Calidi Biotherapeutics is advancing in clinical development a potent allogeneic stem cell and oncolytic virus combination for use in multiple oncology indications. Calidi’s off-the-shelf, universal cell-based delivery platforms are designed to protect, amplify, and potentiate oncolytic viruses currently in development leading to enhanced efficacy and improved patient safety. Calidi Biotherapeutics is headquartered in La Jolla, California. For more information, please visit calidibio.com.

About First Light Acquisition Group

First Light Acquisition Group is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The company is sponsored by a group of former industry and federal leaders with extensive experience operating public companies and organizations in highly regulated industries, and is led by Thomas Vecchiolla, Chief Executive Officer of FLAG.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” as well as similar terms, are forward-looking in nature. The forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Calidi will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Calidi’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination with FLAG; the outcome of any legal proceedings that may be instituted against FLAG, Calidi, the combined company or others following the announcement of the Business Combination, any private placement financing proposed to be consummated concurrently with the Business Combination (the “PIPE”), and any definitive agreements with respect thereto; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of FLAG, the inability to complete any PIPE or other financing needed to complete the Business Combination, or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Calidi as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; costs related to the Business Combination; changes in applicable laws or regulations; the evolution of the markets in which Calidi competes; the inability of Calidi to defend its intellectual property and satisfy regulatory requirements; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities; the risk of downturns and a changing regulatory landscape in the highly competitive pharmaceutical industry; the impact of potential global conflicts (including the current conflict in Ukraine) may have on capital markets or on Calidi’s or FLAG’s business; the impact of the COVID-19 pandemic on Calidi’s business; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in FLAG’s final prospectus dated September 9, 2021 and Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022, and the risks and uncertainties indicated in the Registration Statement and the definitive proxy statement to be delivered to FLAG’s shareholders, including those set forth under “Risk Factors” therein, and other documents filed or to be filed with the SEC by FLAG.

Additional Information and Where to Find It

FLAG intends to file with the SEC a registration statement on Form S-4 (as may be amended from time to time, the “Registration Statement”), which will include a preliminary proxy statement of FLAG, and a prospectus in connection with the proposed business combination transaction (the “Business Combination”) involving FLAG and Calidi. The definitive proxy statement and other relevant documents will be mailed to FLAG shareholders as of a record date to be established for voting on the Business Combination. FLAG securityholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with FLAG’s solicitation of proxies for the special meetings to be held to approve the Business Combination because these documents will contain important information about FLAG, Calidi, and the Business Combination. Investors, securityholders and other interested persons will also be able to obtain copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by FLAG, once such documents are filed, free of charge, on the SEC’s website at www.sec.gov or by directing a request to: First Light Acquisition Group, Inc., 11110 Sunset Hills Road #2278, Reston, VA 20190.

Participants in the Solicitation

FLAG and Calidi and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. FLAG shareholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of FLAG in FLAG’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from FLAG’s shareholders in connection with the proposed business combination will be included in the definitive proxy statement/prospectus that FLAG intends to file with the SEC.

No Offer or Solicitation

This press release does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to buy any security of Calidi, FLAG or any of their respective affiliates. There shall not be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the laws of such other jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts:

For Calidi:

Stephen Jasper

Gilmartin Group

stephen@gilmartinir.com

For First Light Acquisition Corp.:

Marybeth Wootton

ir@firstlightacquisition.com